INVESTMENT ADVISORY AGREEMENT

         This INVESTMENT ADVISORY AGREEMENT ("Agreement") is made this ___ day of _____, 2006, by and between Citigroup Alternative Investments Trust, a Delaware statutory trust (the "Trust"), on behalf of its sole initial series, Citigroup Alternative Investments Tax Advantaged Short Term Fund (the "Fund"), and Citigroup Alternative Investments LLC, a Delaware limited liability company (the "Adviser").

                              W I T N E S S E T H:

         WHEREAS, the Trust intends to engage in business as a closed-end, non-diversified, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of providing advice relating to investments in securities;

         WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Fund in the manner and on the terms and conditions hereinafter set forth; and

         WHEREAS, the Adviser desires to be retained to perform such services on said terms and conditions:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Trust and the Adviser agree as follows:

         1. Appointment of Adviser. The Trust hereby retains the Adviser to serve as its investment adviser and, subject to the supervision and control of the Board of Trustees of the Trust (the "Trustees" and any one of them, a "Trustee"), to manage the investment program of the Fund as hereinafter set forth.

         2. Duties of Adviser. Without limiting the generality of Section 1 hereof, the Adviser shall obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder, including: (a) to invest and reinvest (or to hold uninvested) the assets of the Fund in a manner consistent with the Fund's investment objective, as set forth in the prospectus of the Trust (the "Prospectus") and as may be adopted from time to time by the Trustees and applicable laws and regulations; and (b) to take such further action as the Adviser shall deem necessary or appropriate for the management of the Fund. The Adviser shall furnish the Trust with such information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Trust may, from time to time, reasonably request.

         Without limiting the generality of the above paragraph of this Section 2, the Adviser shall be authorized to take the following actions in performing its obligations under this Agreement: (a) open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines to be appropriate; (b) select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Adviser considers appropriate and which are consistent with the policies of the Fund; (c) recommend to the Board of Trustees to enter into any sub-advisory agreements as the Adviser may consider reasonable or appropriate in carrying out its responsibilities under this Agreement; and (d) subject to any policies adopted by the Trustees and provisions of applicable law, agree to such commissions, fees and other charges on behalf of the Trust as the Adviser deems reasonable in the circumstances, taking into

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account all such factors it considers to be relevant (including the quality of research and other services made available to it even if such services are not for the exclusive benefit of the Trust and the cost of such services does not represent the lowest cost available). The Adviser shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under federal securities law. The Adviser may use, subject to such procedures as may be adopted by the Trustees, affiliates of the Adviser as brokers to effect securities transactions for the Trust, and the Trust may pay such commissions to such brokers in such amounts as are permissible under applicable law.

         In addition, the Adviser shall reasonably cooperate with the Trust's Chief Compliance Officer (the "CCO") in respect of the CCO's initial and periodic reviews of those aspects of the Adviser's compliance program relevant to the Trust and provide prompt reporting to the CCO of material compliance matters relevant thereto (as the same are defined for purposes of Rule 38a-1 under the Investment Company Act).

         3. Reports by Trust to Adviser. The Trust shall, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Trust as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

         4. Expenses.

         (a) The Adviser shall bear the cost of rendering the services to be performed by it under this Agreement, including the costs relating to maintaining such staff and employing or retaining such personnel and consulting with such other persons (including its affiliates) as may be necessary to render the services to be provided hereunder.

         (b) Unless otherwise agreed from time to time, the Trust shall assume and pay or cause to be paid all expenses of the Trust not expressly assumed by the Adviser under this Agreement, including, without limitation: fees related to its investment program, including, but not limited to, all costs and expenses directly related to portfolio transactions and positions for the Fund's account, such as direct and indirect expenses associated with the Fund's investments, and enforcing the Fund's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, accountants, attorneys and experts, which may be retained to provide due diligence or similar services with respect to potential investments or for other purposes), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; any non-investment related interest expense; attorneys' fees and disbursements associated with preparing and updating the Trust's Prospectus and subscription documents (the "Offering Materials") and preparing and reviewing subscription documents; fees and disbursements of any accountants engaged by the Fund, and expenses related to the annual audit of the Fund; fees and disbursements of any third party vendor performing tax compliance services; fees paid and out-of-pocket expenses reimbursed to the administrator and the transfer/escrow agent of the Trust; record-keeping, custody and escrow fees and expenses; the costs of errors and omissions/trustees' and officers' liability insurance and a fidelity bond; the investment advisory fee specified under Section 5 of this Agreement; the costs of preparing and distributing updated Offering Materials, reports, financial statements and other communications, including proxy, tender offer correspondence or similar materials, to shareholders of the Fund (but not to prospective investors, which costs will be borne by the Adviser or by a placement agent); the costs of tax return and reporting preparation, review and distribution to the Fund's shareholders; fees of independent Trustees and travel expenses of Trustees relating to meetings of the Trust's Board of Trustees and committees thereof; all other costs of holding meetings of the Board of Trustees and committees thereof and of holding meetings of Fund

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shareholders (unless any such meeting of shareholders is called by the Adviser or any of its affiliates); costs and expenses of any CCO for the Trust designated pursuant to Rule 38a-1 under the Investment Company Act; all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Adviser and any custodian or other agent engaged by the Fund; and any extraordinary expenses, including indemnification expenses as provided for in the Trust's Trust Agreement.

         5. Investment Advisory Fee. As compensation for the services provided to the Fund and the expenses assumed by the Adviser under this Agreement, the Adviser shall receive a fee at the monthly rate specified on Appendix A to this Agreement. This fee shall be paid quarterly in arrears generally within 20 business days following each calendar quarter-end and shall be prorated on a daily basis for any period that is less than a full month. Notwithstanding such quarterly payment schedule, the fee for the Fund will be calculated monthly and, for each such monthly period, will be the product of the monthly rate applicable to the Fund and the "Net Assets" of the Fund as of the close of the particular month as determined in accordance with the Prospectus.

         6. Standard of Care and Liability. The Adviser shall perform its duties under this Agreement using its best judgment and efforts. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under this Agreement, neither the Adviser nor any of its shareholders, directors, officers, employees or agents, nor any of their affiliates, executors, heirs, assigns, successors or other legal representatives (collectively, the "Affiliates") shall be liable to the Trust or the Fund for any error of judgment, mistake of law, or any act or omission by any such person relating to the services to be provided hereunder.

         7. Indemnification.

         (a) To the fullest extent permitted by law, the Trust shall indemnify the Adviser, or any shareholder, director, officer, employee or agent of the Adviser and any of their Affiliates (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Trust or the Fund, except from any such costs, losses, claims damages or liabilities resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under this Agreement on the part of the Indemnified Person ("Disabling Conduct"). An Indemnified Person shall be entitled to indemnification hereunder upon a determination made in the following manner: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of Disabling Conduct; or (ii) a reasonable determination, based upon a review of the facts and reached by competent legal counsel selected by the Trustees and set forth in writing, that the Indemnified Person is entitled to indemnification hereunder. The Trust shall advance to an Indemnified Person (to the extent the Trust has funds available and without incurring borrowing expenses for such purpose) reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person shall agree as a condition of any such advance, to reimburse the Trust for such advance if it is determined, as provided in this paragraph, that the Indemnified Person was not entitled to indemnification hereunder.

         (b) Notwithstanding anything to the contrary set forth above, the provisions of this Section 7 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under the federal securities laws) to the extent that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law. The provisions of this Section 7, however, shall be construed to effectuate its purpose to the fullest extent permitted by law.

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         8. Liabilities. The parties to this Agreement agree that the obligations of the Trust and the Fund under this Agreement (including in respect of Sections 5 and 7 hereof) shall not be binding upon any of the shareholders of the Trust or any officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Fund that is the subject of this Agreement (and not, for the avoidance of doubt, upon the assets and property associated with any other separate series of the Trust as may be organized from time to time).

         9. Independent Contractor. Nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and, except as required by applicable law (including Rule 17j-1 under the Investment Company Act), shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any member, officer or employee of the Adviser (or its affiliates) to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

         10. Services to Other Accounts. The Trust understands that the Adviser and its affiliates now act, will continue to act, and may in the future act as investment adviser to other public or private investment funds and fiduciary and other managed accounts, and the Trust has no objection to the Adviser and its affiliates so acting, provided that whenever the Fund and one or more other accounts advised by the Adviser (the "Managed Accounts") are prepared to purchase, or desire to sell, the same security, available investments or opportunities for sales will be allocated in a manner that is equitable to each entity. In such situations, the Adviser may place orders for the Fund and each Managed Account simultaneously, and if all such orders are not filled at the same price, the Adviser may cause the Fund and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Fund and all Managed Accounts. If all such orders cannot be executed fully under prevailing market conditions, the Adviser may allocate the traded securities between the Fund and the Managed Accounts in a manner the Adviser considers appropriate, taking into account the size of the order placed for the Fund and each such Managed Account and, in the event of a sale, the size of the pre-sale position of the Fund and each such Managed Account, as well as any other factors the Adviser deems relevant. The Trust recognizes that in some cases this procedure may affect adversely the price paid or received by the Fund or the size of the position purchased or sold by the Fund. In addition, the Trust understands that the persons employed by the Adviser to provide service to the Trust in connection with the performance of the Adviser's duties under this Agreement will not devote their full time to that service. Moreover, nothing contained in this Agreement will be deemed to limit or restrict the Adviser's right or the right of any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature including serving as investment adviser to, or employee, officer, director or trustee of, other investment companies.

         11. Use of Name. If the Adviser ceases to act as the Trust's investment adviser, or, in any event, if the Adviser so requests in writing, the Trust agrees to take all necessary action to change the name of the Trust and the Fund to a name not including the term "Citigroup". The Adviser may from time to time make available without charge to the Trust for its use such marks or symbols not owned by the Trust, including the logo in the form of a stylized umbrella or marks or symbols containing the term "Citigroup" or any variation thereof, as the Adviser may consider appropriate. Any such marks or symbols so made available will remain property of the Adviser and the Adviser shall have the right, upon notice in writing, to require the Trust to cease the use of such mark or symbol at any time.

         12. Term. This Agreement shall become effective as of the 18th day of April, 2006, provided, however, that prior to the Trust's commencement of operations as a registered investment company, this Agreement must be first approved by both a vote of the Trust's Board of Trustees and the Trust's shareholders eligible to vote thereon, all as required by Section 15 of the Investment Company Act

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(the date as of which such approvals pursuant to such Section 15 are obtained to be referred to as the 1940 Act approval date"). This Agreement shall remain in effect for an initial two (2) year term (which term shall be understood to commence from the later of April 18, 2006 or any 1940 Act approval date), unless sooner terminated as hereinafter provided. Thereafter, this Agreement shall continue in effect from year to year as to the Fund if such continuation is approved annually by the Trustees (including a majority of the Trustees who are neither "interested persons" of a party to this Agreement nor themselves a party hereto) by vote cast in person at a meeting called for the purpose of voting on such approval.

         13. Termination. (a) This Agreement may be terminated without penalty as to the Fund by the Trustees or by the vote of a majority of the outstanding voting securities of the Fund upon sixty (60) days' prior written notice to the Adviser, or by the Adviser upon sixty (60) days' prior written notice to the Trust.

         (b) This Agreement shall automatically terminate in the event of its assignment if consent to such assignment is not obtained in accordance with
Section 14.

         14. Transfer, Assignment. Except as permitted under the Investment Company Act, this Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Fund. In interpreting the provisions of this Section 14 and the preceding Section 13, the definitions provided in the Investment Company Act and the rules thereunder (particularly the definitions of "assignment," "voting security" and "vote of a majority of the outstanding voting securities") shall be applied.

         15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

         16. Definitions. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the Investment Company Act, as the same may be amended (or interpreted by a regulator of relevant authority) from time to time.

         17. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         18. Amendments. This Agreement may be amended only by the written agreement of the parties.

         19. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

         20. Notices. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand, on the date indicated as the date of receipt on a return receipt, or at time of receipt if sent to the other party at the principal office of such party by regular mail, commercial courier service or telecopier.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the day and year first above written.


                            CITIGROUP ALTERNATIVE INVESTMENTS TRUST


                            By:

                            By:
                               ---------------------------------
                                Name:
                                Title:

                            CITIGROUP ALTERNATIVE INVESTMENTS LLC

                            By:
                               ---------------------------------
                                Name:
                                Title:

                                   APPENDIX A

                        CITIGROUP ALTERNATIVE INVESTMENTS
                         TAX ADVANTAGED SHORT TERM FUND


      -------------------------------------- ----------------------------------

      Series                                  Monthly Fee Rate
      ------                                  ----------------

      Citigroup Alternative Investments            0.0625%
      Tax Advantaged Short Term Fund
      -------------------------------------- ----------------------------------


        The Adviser may, from time to time in its sole discretion, reduce or rebate a portion of this fee with respect to the Fund.